Exhibit 99.1

AMERTRANZ HOLDING CORP. IN DEFINITIVE AGREEMENT TO SELL SUBSIDIARY FOR $27
MILLION

Sale of Caribbean Air Services Will Increase Net Worth By Over $24 Million

BALTIMORE--(BUSINESS WIRE)--June 16, 1998 -- Amertranz Worldwide Holding Corp. (OTC:AMTZ) announced today that it has entered into a definitive agreement with GeoLogistics Corporation, of Denver, Colo., for the sale of the operating assets of its Caribbean Air Services, Inc. subsidiary for $27 million in cash, with Amertranz expecting an additional $4 million from Caribbean's accounts receivable after payment of its liabilities.

         In announcing the sale, the Company said its strategy is to deleverage its balance sheet and provide required working capital to take advantage of the many growth opportunities available to its Target AirFreight, Inc. subsidiary. Amertranz said that upon closing the transaction, its tangible net worth will increase by approximately $24 million and its working capital will increase by approximately $19 million. Caribbean reported approximately $40 million in revenues and approximately $3.2 million in operating income for the nine months ended March 31, 1998. The Company also released the following pro forma balance sheet giving the effect of the transaction as if it was completed as of March 31, 1998, and the resulting deleveraging of the balance sheet.

         BT Alex Brown represented Amertranz in the transaction. The agreement is subject to normal and customary regulatory approvals.

         Stuart Hettleman, President and Chief Executive Officer of Amertranz, said, "The sale of Caribbean is another step in our strategy to restructure the Company and to provide working capital to take advantage of the growth opportunities for our Target AirFreight subsidiary. Target, with an annual sales rate of approximately $50 million, has significant growth potential through its world-wide air freight network, however, the Company did not have the capital necessary to exploit this potential."

         Mr. Hettleman added, "The Company's initial restructuring in June 1997 has resulted in three consecutive profitable quarters. After considerable review, our Board of Directors determined it was best to deleverage the Company's balance sheet to provide the necessary capital for Target's future growth.

         "With the substantial improvement in our financial strength, Target AirFreight will be able to take advantage of numerous opportunities, including improved vendor pricing and attracting quality personnel and agents on a world-wide basis, which we believe will drive the Company's profitability."

         Amertranz Worldwide Holding Corp. provides freight forwarding services through its wholly-owned subsidiaries, Caribbean Air Services, Inc and Target AirFreight, Inc. The Company also provides total logistics services.

         Statements contained in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Although Amertranz Worldwide believes that the expectations reflected in such forward-looking statements are reasonable, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projections.

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                        Amertranz Worldwide Holding Corp.
                             Pro Forma Balance Sheet

                                                                                  March 31, 1998
                                                                      Unaudited                 Pro Forma*
                           ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                           $    406,872              $ 10,648,824
Accounts receivable, net of allowance
  for doubtful accounts                                               16,382,301                16,382,301
Prepaid expenses and other current assets                                665,667                   438,113
                                                                    ------------               -----------
         Total current assets                                         17,454,840                27,469,238

PROPERTY AND EQUIPMENT, net                                              925,488                   621,355
OTHER ASSETS                                                              94,080                 2,040,003
GOODWILL, net of accumulated amortization                             13,798,667                13,798,667
                                                                    ------------              ------------
         Total assets                                               $ 32,273,075              $ 43,929,263
                                                                    ============              ============

                           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable                                                    $  7,446,348              $  7,446,348
Accrued expenses                                                       2,321,133                 2,321,133
Accrued transportation expenses                                        5,382,448                 5,382,448
Reserve for restructuring                                              1,306,059                 1,306,059
Note payable to bank                                                   6,346,095                         0
Note payable to affiliate                                                500,754                         0
Notes payable to creditors                                                53,835                    53,835
Current portion of long-term debt due to affiliate                     3,046,867                         0
Current portion of long-term debt                                         50,000                    50,000
Dividends payable                                                         58,437                    58,437
Taxes payable                                                            115,000                 1,081,877
Leases obligation - current portion                                       12,063                    12,063
                                                                    ------------              ------------
   Total current liabilities                                          26,639,039                17,712,200
LONG-TERM DEBT DUE TO AFFILIATE                                        4,000,000                         0
LONG-TERM DEBT                                                            50,000                    50,000
LEASE OBLIGATION - LONG-TERM                                               6,251                     6,251
                                                                    ------------              ------------
         Total liabilities                                          $ 30,695,290              $ 17,768,451
                                                                    ------------              ------------

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT):
Preferred Stock $10 par value: 2,500,000 shares
   authorized, 617,805 shares issued and
   outstanding, respectively                                           6,105,460                 6,105,460

Common Stock $0.01 par value: 15,000,000 shares
   authorized, 8,262,844 shares issued and
   outstanding, respectively                                              84,190                    84,190
Paid-in-capital                                                       22,496,331                22,496,331
Accumulated deficit                                                  (27,096,946)               (2,513,919)
Less: Treasury stock, 106,304 shares held at cost                        (11,250)                  (11,250)
                                                                    ------------              ------------
         Total stockholders' equity (deficit)                       $  1,577,785              $ 26,160,812
                                                                    ------------              ------------
         Total liabilities and stockholders' equity                 $ 32,273,075              $ 43,929,263
                                                                    ============              ============


* Giving effect of the CAS transaction as if completed on March 31, 1998

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